                                     EXHIBIT 99.11

                         CONSENT OF MCGLADREY & PULLEN, LLP

                           CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the incorporation by reference of our report dated January 15, 1999, on the financial statements of Partners Value Fund, series of Weitz Partners, Inc., referred to therein in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, File No. 33-66714 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Fund Auditors" and in the Statement of Additional Information under the caption "Auditor".














                                             McGLADREY & PULLEN, LLP


New York, New York
February 17, 1999